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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We have issued our report dated July 20, 1998 accompanying the financial statements of Dynatem, Inc. appearing in the Annual Report of Dynatem, Inc. on Form 10-KSB for the fiscal year ended May 31, 1998 which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                         /s/ Corbin & Wertz

                                         CORBIN & WERTZ


Irvine, California
February 26, 1999